                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-23950, 33-70284, 333-03081 and 333-03083 of Max & Erma's Restaurants, Inc. on
Form S-8 of our report dated December 7, 1998 incorporated by reference in this Annual Report on Form 10-K of Max & Erma's Restaurants, Inc. for the year ended October 25, 1998.





DELOITTE & TOUCHE LLP

Columbus, Ohio
January 15, 1999